UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2024

Teucrium Commodity Trust
(Exact name of registrant as specified in its charter)

Delaware	001-34765	61-1604335
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Main Street, Suite 215 Burlington, VT 05401
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (802) 540-0019

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units	DEFI	NYSE Arca

Item 2.01.         Completion of Acquisition or Disposition of Assets

As reported by the registrant on a Form 8-K filed with the Securities and Exchange Commission on November 7, 2023 (File No. 001-34765), Teucrium Commodity Trust (the “Teucrium Trust”), on behalf of its series, Hashdex Bitcoin Futures ETF (“Acquired Fund”), and Tidal Commodities Trust I (“Acquiring Trust”), on behalf of its series, Hashdex Bitcoin Futures ETF (“Acquiring Fund”), entered into an Agreement and Plan of Partnership Merger and Liquidation dated as of October 30, 2023 (the “Plan of Merger”). The Merger closed on January 3, 2024 (the “Closing Date”).

Pursuant to the Plan of Merger, each Acquired Fund shareholder received one share of the Acquiring Fund for every one share of the Acquired Fund held on the Closing Date based on the net asset value per share of the Acquiring Fund being equal to the net asset value per share of the Acquired Fund determined immediately prior to the Merger closing. Upon the Merger closing, the Acquiring Fund acquired all the assets of the Acquired Fund and assumed all the liabilities of the Acquired Fund. Upon the Merger closing, the Plan of Merger caused all of the Acquired Fund’s shares to be cancelled and the Acquired Fund to be liquidated.

The sponsor of the Teucrium Trust, Teucrium Trading, LLC (“Teucrium”), is not receiving any compensation dependent on the consummation of the Merger. Pursuant to a certain Amended and Restated ‘33 Act Fund Platform Support Agreement, as amended (the “Support Agreement”) among Tidal Investments LLC (f/k/a Toroso Investments, LLC) (“Tidal”), Tidal ETF Services, LLC, Hashdex Asset Management Ltd., and Teucrium, Tidal has agreed to provide Teucrium after the Merger with a monthly amount equal to the greater of seven percent (7%) of the management fee paid to Tidal from the Acquiring Fund and 0.04% of monthly average net assets of the Acquiring Fund (“Teucrium Compensation”). Any payment of the Teucrium Compensation will be made from the resources of Tidal and not from the assets of the Acquiring Fund.

Item 8.01.         Other Events

                   On January 3, 2024, the Registrant and the Acquiring Trust issued a joint press release announcing the successful merger of the Hashdex Bitcoin Futures ETF into the Acquiring Trust. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 8.01.

Item 9.01.         Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit.          Description

99.1                  Joint Press Release, dated January 3, 2024, by Teucrium Commodity Trust and Tidal Commodities Trust I.
104                   Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Sponsor’s expectations regarding its outstanding legal proceedings. All forward-looking statements reflect the Sponsor’s present expectations regarding future events and are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in or implied by these statements, including, among others, risks and uncertainties related to the timing, progression, outcome and costs of these legal proceedings, as well as other risks inherent in all legal proceedings. Given these risks, uncertainties and other important factors, you should not place undue reliance on any forward-looking statements the Sponsor makes. The forward-looking statements in this report represent the Sponsor’s expectations and assumptions only as of the date made, and except as required by law, the Sponsor undertakes no obligation to revise or update any forward-looking statements for any reason.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teucrium Commodity Trust
	By:	Teucrium Trading, LLC, its sponsor

Date: January 3, 2023	By:	/s/Cory Mullen-Rusin
Name: Cory Mullen-Rusin
Title: Chief Financial Officer and Chief Compliance Officer